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                                                                      EXHIBIT 16

[LETTERHEAD OF COOPERS & LYBRAND APPEARS HERE]



                                             October 30, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Keane, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated October 24, 1996. We agree with the statements concerning our Firm in such Form 8-K.


                                        Very truly yours,


                                        /s/ Coopers & Lybrand L.L.P.
                                        Coopers & Lybrand L.L.P.